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                                                                   EXHIBIT 10.26

MARUBUN/PEERLESS Supplier/Distribution Agreement


                        SUPPLIER/DISTRIBUTION AGREEMENT

THIS AGREEMENT, is concluded and made effective on this December 14, 1999 by and between MARUBUN Corporation, a corporation organized and existing under the laws of Japan, having principal place of business at Marubun Daiya Bldg., 8-1, Nihonbashi Odenmacho, Chuo-ku, Toyko 103-8577, Japan (hereinafter referred to as "MARUBUN") and PEERLESS Systems (Registered Trademark) Corporation, a Delaware corporation having its principal place of business at 2381 Rosecrans Avenue, El Segundo, CA 90245 USA (hereinafter referred to as "PEERLESS"), either or both of which is referred to as a "party" or the "parties".

                                   RECITALS:

WHEREAS, MARUBUN is desirous of stable supplies of a certain product hereinafter specified in Attachment A (hereinafter referred to as the "PRODUCTS") from PEERLESS;

WHEREAS, MARUBUN will supply PRODUCTS and special value-added services to any Japan-based customers that require said PRODUCTS and services;

WHEREAS, MARUBUN will be the exclusive distributor of the PRODUCT in Japan,

WHEREAS, MARUBUN is desirous of supplying PRODUCTS to MARUBUN throughout the period hereinafter specified;

NOW, THEREFORE, the parties hereby agree as follows:

APPLICATION. This Agreement shall be applied to all the transactions with regard to PRODUCTS between MARUBUN and PEERLESS. In case any INDIVIDUAL RELEASE as stipulated in Paragraph 3.1 herein conflicts with this Agreement, this Agreement shall prevail over the conflicting parts of such INDIVIDUAL RELEASE.


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MARUBUN/PEERLESS Supplier/Distribution Agreement


1. PRODUCTS. PRODUCTS subject to this Agreement are listed in Attachment A. The description of PRODUCTS is as specified in an INDIVIDUAL RELEASE or otherwise agreed by both parties.

2.   Forecasting

     2.1. Demand Forecast
          2.1.1. MARUBUN shall provide PEERLESS a PRODUCT demand forecast, which shall cover a minimum of twelve (12) months detailed by PRODUCT and month.

          2.1.2. Forecasts shall constitute actual production estimates of MARUBUN's anticipated requirements for PRODUCTS. This forecast shall not contractually obligate PEERLESS to supply, nor contractually obligate MARUBUN to purchase the quantities of PRODUCTS set forth in such forecasts.

     2.2. Forecast Updates
          2.2.1. By the first of every month, during the term of this Agreement, MARUBUN will provide PEERLESS an updated PRODUCTS demand forecast covering a rolling twelve (12) month period (not to extend beyond the term of the Agreement), which will be reviewed for approval by PEERLESS within ten (10) days of receipt by PEERLESS.

     2.3. Forecast Acceptance
          2.3.1. PEERLESS shall have the right to ask for clarification of data or format.

3.   Order

     3.1. Individual Releases
          3.1.1. The actual transaction for PRODUCTS between the parties hereof shall be carried out by exchanging MARUBUN order-release forms and PEERLESS' order acknowledgment forms both in written form duly signed by respective managers with execution authority (hereinafter referred to as "INDIVIDUAL RELEASE"). Without limited the foregoing, to the extent the provisions of a purchase order conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control. Each INDIVIDUAL RELEASE shall specify:

                    3.1.1.1.  MARUBUN's purchase order number
                    3.1.1.2.  MARUBUN's tax status -exempt or non-exempt
                    3.1.1.3.  Ship to location-complete address
                    3.1.1.4.  Bill to location -complete address
                    3.1.1.5.  Order from location-complete address
                    3.1.1.6. Shipping instructions, including preferred carrier and carrier account number
                    3.1.1.7.  The agreement number of this agreement
                    3.1.1.8.  Name of MARUBUN designated contact for procurement
                    3.1.1.9. Product part numbers and quantities being ordered (in increments of the Minimum Order Quantity)
                    3.1.1.10. Product's negotiated unit price per Attachment A
                    3.1.1.11. Requested receipt dates (in increments of the
                              Minimum Shipment/Pack Quantity)

     3.2. Quantity Discounts
          3.2.1. MARUBUN agrees that if MARUBUN decreased the total quantity of an order that has a unit price based on an agreed to quantity MARUBUN will pay an applicable higher unit price for previous shipments and for new shipments.

     3.3. Lead Times
          3.3.1. PEERLESS shall publish manufacturing lead times on the fifth working day of each month.

          3.3.2. MARUBUN shall issue individual orders in accordance with the published lead times.

     3.4. Minimum Order Amount
          3.4.1. PEERLESS shall publish minimum Amount orders on the fifth working day of each month.


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          3.4.2.    MARUBUN shall issue individual orders in accordance with the published minimum order quantities. Failure to comply shall result in an increase in the unit cost at a pre-negotiated rate.

     3.5. Minimum Shipment/Pack Quantity
          3.5.1. PEERLESS shall publish minimum shipment quantities on the fifth working day of each month.

          3.5.2. MARUBUN shall issue individual orders in accordance with the published minimum shipment quantities. Failure to comply shall result in an increase in the unit cost at a pre-negotiated rate.

     3.6. Acceptance Criteria
          3.6.1. PEERLESS shall acknowledge MARUBUN's order in writing within 10 calendar days.

          3.6.2. PEERLESS shall reject any order that it cannot reasonably deliver according to the terms of the release.

          3.6.3. Acceptance by PEERLESS shall be deemed to have occurred if PEERLESS fails to accept or reject the order within 10 calendar days after receiving such order.

     3.7. Order Release Rescheduling
          3.7.1. MARUBUN may reschedule the delivery date of any undelivered PRODUCTS scheduled for delivery provided: (i) the notice is received by PEERLESS more than thirty (30) days prior to shipment date, (ii) the rescheduled delivery date is within sixty (60) days after the shipment date.

          3.7.2. Once a shipment date is rescheduled, the new shipment date is firm and cannot be rescheduled by MARUBUN.

          3.7.3. Only one (1) reschedule for an order line item (scheduled ship date) is permitted of PRODUCT schedule for shipment. MARUBUN shall be liable for any additional costs or expenses incurred by PEERLESS in the delivery date by MARUBUN.

     3.8. Order Release Cancellation
          3.8.1. MARUBUN can cancel any order release for convenience prior to production start. If cancellation is after production start, MARUBUN agrees to pay PEERLESS 100% of the release.

          3.8.2. If PRODUCT is rescheduled by MARUBUN and subsequently cancelled, cancellation charges for such rescheduled product shall be computed based upon the originally scheduled delivery date.

          3.8.3. If MARUBUN directs PEERLESS to stop work or hold shipments, such action shall be deemed equivalent to a cancellation, unless otherwise mutually agreed in writing.

4.   Payment

    4.1.  Price
          4.1.1. PEERLESS shall guarantee that the unit price of PRODUCTS in this Agreement is not higher than that charged to any third party under the same or the similar conditions to this Agreement.

          4.1.2. Unit price shall be as agree upon by PEERLESS and MARUBUN as set forth in Attachment A.

     4.2. Invoices
          4.2.1. PEERLESS shall invoice MARUBUN at the time of shipment for all PRODUCTS shipped.

     4.3. Terms
          4.3.1.    Prices and payment shall be in U.S. dollars in the U.S.


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          4.3.2.    PRODUCTS shall be shipped F.O.B. Place of Manufacture as
                    designed by PEERLESS unless otherwise agreed upon in writing. The said trade terms shall be construed according to the California Commercial Code.

          4.3.3. MARUBUN shall pay the full amount of the price of the PRODUCT shipped in a given month by the 15th of the following month in which the invoice was submitted.


          4.3.4. In the event MARUBUN fails to pay the amount in full within such period, MARUBUN shall in addition pay PEERLESS interest on the remaining unpaid balance, commencing to accrue 31 calendar days after the date of the invoice, at the lesser
                    1.5 percent simple interest per month or the highest rate of interest permitted by law with respect to such balance.

     4.4. Taxes, Tariffs & Duties
          4.4.1. Unless otherwise agreed between PEERLESS and MARUBUN prior to the completion of manufacture of each pertinent order, MARUBUN shall have sole responsibility for collecting, reporting, and/or paying all income, sales, excise, property, value-added tax, and other taxes imposed by any governmental authority, as they pertain to MARUBUN's duties, obligations, and performance hereunder. Without limiting the generality of the foregoing, MARUBUN shall be responsible for reporting and paying all customs, import, and remittance duties or assessments arising from the import of the Product into any and all countries, except for taxes based on PEERLESS' net income.

5. Customer Pricing. It is agreed between the parties that all pricing for Product, as defined in Attachment A herein, to third parties, as offered by MARUBUN, shall be reviewed and approved by PEERLESS prior to the initial release of each pricing plan. Once approved by PEERLESS, and attached hereto as Attachment B, MARUBUN may offer this pricing plan without further prior approval from PEERLESS.

6.   Delivery

     6.1. Delivery Date
          6.1.1. MARUBUN shall designate the delivery date of PRODUCTS to MARUBUN in each individual release.

          6.1.2. PEERLESS shall obtain MARUBUN's consent if PEERLESS intends to deliver PRODUCTS before or after the delivery date.

          6.1.3. In case such revised delivery schedule cannot satisfy MARUBUN, then MARUBUN may indicate PEERLESS a schedule acceptable to MARUBUN, require air shipment or other rapid transport method, or terminate this Agreement and INDIVIDUAL RELEASE partly or entirely at its discretion.

          6.1.4. MARUBUN and PEERLESS shall negotiate in good faith as to indemnity for the loss, if any, due to such delay or change.

     6.2. Delay of delivery
          6.2.1. PEERLESS shall not be liable nor in default of the Agreement if PEERLESS' supply of the PRODUCTS becomes constrained or if, for any reason beyond PEERLESS' reasonable control, including inventory shortages, work slowdowns or stoppages, PEERLESS is unable to fill the order or make delivery. In such event, PEERLESS may, as PEERLESS deems reasonable, reduce quantities or delay shipments to MARUBUN.

     6.3. Shipment & Packing
          6.3.1. Unless otherwise agreed, PEERLESS shall, at its expense, package and label PRODUCTS in accordance with PEERLESS' customary procedures.

          6.3.2. Unless MARUBUN designates a preferred carrier shipment shall be by a carrier selected by PEERLESS.

          6.3.3. PEERLESS shall devote reasonable efforts to ship the PRODUCTS within the quoted lead-time plus 5 working days after receipt and acceptance of the order.

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          6.3.4.    PEERLESS shall make all the arrangements at its expense
                    until the delivery so that PRODUCTS can be transported safely to the aforementioned destination.

          6.3.5. Title and all risks of loss or damage of PRODUCTS shall transfer from PEERLESS to MARUBUN upon delivery thereof.

          6.3.6. In case of necessity, MARUBUN may have PEERLESS transport PRODUCTS to any destination other than the place that is stipulated in INDIVIDUAL RELEASE, upon MARUBUN's prior written notice.

     6.4. Inspection
          6.4.1. PEERLESS shall perform inspection of PRODUCTS at their own expense and responsibility under the Inspection Standard agreed by both parties before the shipment of PRODUCTS. PEERLESS shall deliver only the units of PRODUCTS that have passed this shipping inspection.

          6.4.2. MARUBUN shall carry out an acceptance inspection under the Inspection Standard agreed by both parties within reasonable period after the receipt of PRODUCTS by MARUBUN at MARUBUN's own expense and responsibility.

          6.4.3. MARUBUN shall notice PEERLESS in writing within 5-day period and inform PEERLESS of the nature of such nonconformity in reasonable detail.

          6.4.4. PEERLESS may take whatever actions deemed necessary or appropriate to remedy or cure such nonconformity in the PRODUCTS in any reasonable manner, during the 60-day period following PEERLESS' receipt of such notice.

          6.4.5. If 60 days elapse after PEERLESS has received the notice of nonconformity and PEERLESS has not remedied or cured such nonconformity in the PRODUCTS, MARUBUN may return to PEERLESS any PRODUCTS in such shipment that demonstrate material nonconformity.

     6.5. Quality Assurance
          6.5.1. In case MARUBUN acknowledges it necessary, MARUBUN may inspect the production and quality control procedure PRODUCTS, observe the shipping-inspection of PEERLESS at PEERLESS's facility(s) or the ordinary ship place(s) with prior written notice and guide PEERLESS with regard to such production and quality con procedures and/or such shipping inspection.

          6.5.2. The inspection in the production and quality control procedures of PRODUCTS, observation and guidance shall be performed by MARUBUN's qualified representatives. All of the expenses for such inspection, observation and guidance (which include voyage expenses and hotel expenses for MARUBUN's qualified representatives) shall be borne by PEERLESS when aforementioned inspection, observation and guidance are based upon PEERLESS' request

     6.6. Export Regulations
          6.6.1. MARUBUN shall comply with all export laws and restrictions and regulations of the Department of Commerce, or other U.S. or foreign agency or authority, and shall not export, or allow re-export of the PRODUCTS or any Confidential Information or any direct product thereof in violation of any such restrictions, laws or regulations, or to Afghanistan, People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

          6.6.2. MARUBUN shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S., of all material or items deliverable by PEERLESS to any location, and shall demonstrate to PEERLESS compliance with all applicable laws, and regulations prior to delivery thereof by PEERLESS

          6.6.3. MARUBUN agrees to defend, indemnify, and hold harmless PEERLESS from and against any claim, loss liability, expense, or damage (including fines and legal fees) incurred by

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                    PEERLESS with respect to any of MARUBUN's export or re-
                    export activities contrary to foregoing instructions.

7.   Warranty

     7.1. Conforming Material
          7.1.1. PEERLESS shall warrant that PRODUCTS conform to MARUBUN's specifications and free from any defects in quality, material and workmanship for six (6) months from the date when PRODUCTS have passed MARUBUN's acceptance inspection (hereinafter referred to as "WARRANTY TERM") .

          7.1.2.    In case any defect is found in PRODUCTS within WARRANTY
                    TERM MARUBUN shall notify PEERLESS thereof and may adopt either of the following measures as determined by the lowest cost to PEERLESS, and then, PEERLESS shall accept MARUBUN's decision and settle the matter at its cost immediately.

                    7.1.2.1. to repair the defective unit on MARUBUN's site and demand the payment of the cost thereof from PEERLESS, or

                    7.1.2.2. to return such defective unit to PEERLESS and demand replacement from PEERLESS

     7.2. Nonconforming Material
          7.2.1. Product damaged in transit shall be returned to PEERLESS within 30 days after receipt, accompanied by such documentation as may reasonably be required to assert any claims that may lie against the carrier causing such damage.

          7.2.2. In case MARUBUN finds any non-qualified units of PRODUCTS that does not conform to the specification specified by MARUBUN and/or conditions under this Agreement and /or INDIVIDUAL RELEASE through acceptance-inspection, MARUBUN shall notify PEERLESS thereof in writing and MARUBUN may adopt either of the follow measures at MARUBUN's discretion:


                    7.2.2.1. to repair PRODUCTS by MARUBUN or PEERLESS at the expense of PEERLESS

                    7.2.2.2. to refuse the receipt of such non-qualified unit and demand replacement therefor without delay expenses occasioned thereby such as sending back of such non-qualified unit and transport of substitute shipment be borne by PEERLESS

                    7.2.2.3. to reduce the price of non-qualified unit of PRODUCTS from the amount price of PRODUCTS at subsequent INDIVIDUAL RELEASE or to demand the payment of such price

                    7.2.2.4. to terminate this Agreement and/or INDIVIDUAL RELEASE partly or in its entirety

          7.2.3. In case the quantity of PRODUCTS delivered by PEERLESS has not conformed to agreed quantity in INDIVIDUAL RELEASE, MARUBUN shall notify PEERLESS thereof and may demand PEERLESS, to take back, supply the balance agreed quantity within the period designated by MARUBUN, or adjust at subsequent INDIVIDUAL RELEASES at PEERLESS' expense unless otherwise agreed upon

          7.2.4. In case MARUBUN has incurred any damage because of such non-qualified units of PRODUCTS and/or shortage, MARUBUN and PEERLESS shall negotiate in good faith as to indemnity for the loss.

     7.3. Latent Defects
          7.3.1. Notwithstanding after WARRANTY TERM, in case any serious latent defect(s) or the same or very similar defects occur frequently or continuously on the same spot or area of PRODUCTS and MARUBUN recognizes such defects fall in the category of so called "EPIDEMIC FAILURE" rationally.

     7.4. Patent Defects

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          7.4.1.    A patent defect is defined as a defect that is discernable upon inspection of the product in the exercise of ordinary care and prudence.

          7.4.2. MARUBUN is deemed to have accepted nonconforming material if after 45 days fails to (1) perform an incoming inspection of the material, (2) notify the seller of the nonconformance and (3) make an effective rejection of the material.

     7.5. Exclusion of Warranties
          7.5.1. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, PEERLESS DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OR MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT. Without limiting the foregoing, PEERLESS does not warrant that any of the PRODUCTS that it provides will be error free or operate without interruption. PEERLESS does not make, and hereby expressly disclaims, any representation or warranty to any End User or other third party. MARUBUN shall not have the right to make or pass though, and shall take all measures necessary to insure that neither it nor any of its agents or employees attempt to make or pass through, any such representation or warranty on behalf of PEERLESS.

8.   Product Liability Indemnification
     8.1. Damages
          8.1.1. PEERLESS agrees, at its expense, to protect, indemnify and hold MARUBUN or its customers harmless from and against all liability resulting from any and all claims by third parties for loss, damage or injury (including death) allegedly caused by any PRODUCTS supplied by PEERLESS under this Agreement, by reason of any defect in design, material, workmanship or warning, to the extent not caused by misuse, abuse or other fault directly attributable to MARUBUN or its customers and provided that PEERLESS is notified by MARUBUN of all such claims within a reasonable period of time following MARUBUN's initial notification of such claims, and provided that PEERLESS is given full control over any negotiation, arbitration, or litigation concerning such claims. The provisions of his Section 8 shall survive the term and any termination of this Agreement.

          8.1.2. Except as for payments pursuant to PAYMENT above, in no event or circumstances shall each party's total liability under this Agreement to the other party for damages however denominated, attorneys fees and costs from a judgment arising out of any and all actions and proceedings brought by either party against the other party for any cause of action sounding in tort, contract or otherwise, exceed the lesser of the amounts actually paid by MARUBUN to PEERLESS during the twelve months prior to the event sued upon or five hundred thousand dollars ($500,000.00).

          8.1.3. IN NO EVENT SHALL PEERLESS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION DAMAGES FOR LOSS OF USE, LOST PROFITS OR LOSS OF DATA OR INFORMATION OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT PEERLESS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

9.   Intellectual Property

     9.1. Rights
          9.1.1. Execution of this Agreement does not signify that MARUBUN is given any right with regard to Intellectual Property and/or technical information concerning PRODUCTS as patents, registered designs, trade mark, trade dress, copy right or know-how which are possessed or will be possessed by PEERLESS. It is further agreed that all such Intellectual Property and/or technical information concerning PRODUCTS as patents, registered designs, trade mark, trade dress, copy right or know-how is the sole property of PEERLESS and MARUBUN shall claim no such rights in any form or structure now or in the future.

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          9.1.2.    MARUBUN shall have the right at no additional charge to use and/or reproduce PEERLESS's applicable Non-Confidential literature such as operating and maintenance manuals, technical publication, prints, drawing, training manuals and other similar supporting documentation and sales literature.

          9.1.3. MARUBUN agrees not to decompile, disassemble or otherwise attempt to reverse engineer any PRODUCTS provided in firmware form.



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     9.2. Indemnification

          9.2.1. PEERLESS shall indemnify MARUBUN and hold it harmless from any liabilities to any third parties, in the United States and the several countries set out in Attachment A attached hereto, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claim that any Current Release, Update Release or any part thereof infringes any copyright, patent or trade secret existing or issued as of the date of this Agreement. MARUBUN shall notify PEERLESS in writing of any such claim promptly after MARUBUN first learns thereof, shall tender sole control of the defense and settlement of such claim to PEERLESS, and shall provide PEERLESS with such reasonable assistance and cooperation as PEERLESS may reasonably request from time to time in connection with such defense. In the event of any such claim, PEERLESS, at its sole discretion may replace at its expense any allegedly infringing PEERLESS Material with non-infringing software or other material of equivalent functionality, and MARUBUN shall thereupon cease all use or distribution of such PEERLESS material and return all copies thereof to PEERLESS. None of PEERLESS' obligations under this Section 9 shall apply in connection with any claim of infringement if MARUBUN has modified any PEERLESS Material or combined any such material with or into any other programs, data, device, component or applications or breached this Agreement and such infringement would not have occurred without such modifications, combination or breach. Under no circumstances will PEERLESS have an obligation to indemnify MARUBUN from any claims relating to any technology provided by third parties for which MARUBUN enters into a separate agreement with such third party for such technology; MARUBUN'S sole indemnity rights, if any, relating to such third party technology will be governed under its separate agreement with the third party. PEERLESS will not be required to defend and indemnify MARUBUN with respect to losses and expense finally adjudged to have been caused by MARUBUN's negligence, gross negligence or willful misconduct.

10.  Termination

     10.1. Terminate

           10.1.1. Either party may terminate this Agreement at no charge upon sixty (60) days written notice if:

                  10.1.1.1. A party breaches any provision of the Agreement and upon written notification of said breach and failed to cure the breach within 30 days

                  10.1.1.2. Any terms of the Agreement violates any law or
                            regulation of either parties nation or governmental agency

                  10.1.1.3. Upon assignment of rights under this Agreement to any third party without the express and written consent of the non-assigning party

           10.1.2. All outstanding orders shall be deemed canceled upon the termination of the Agreement. The terms in Paragraph 4.3 herein, remain applicable as set forth in this Agreement. All monies owed shall become immediately due and payable.

           10.1.3. The following Sections of this Agreement shall survive and remain in effect upon the termination of this Agreement.

11.  Confidentiality

     11.1. Disclosure

           11.1.1. Both PEERLESS and MARUBUN shall not disclose to any third party any documentation, drawings, technical information and/or managerial information of disclosing party whether it's written or not which receiving party has come to know through this Agreement and/or INDIVIDUAL RELEASE (hereinafter referred to as "CONFIDENTIAL INFORMATION"). However, MARUBUN may disclose CONFIDENTIAL INFORMATION to a third party for the purpose of distribution, sale and service of PRODUCTS as necessary.

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           11.1.2.  Receiving party shall limit the disclosure of CONFIDENTIAL
                    INFORMATION to a minimum number of employees who need to know to fulfill their functions. Receiving party shall alert such employees not to violate aforementioned secrecy observance and shall take all responsibility whatever may happen when said receiving party discloses CONFIDENTIAL INFORMATION to them.

           11.1.3. When this Agreement is terminated, or when requested by disclosing party, receiving party shall cease to use and return all the documents concerning CONFIDENTIAL INFORMATION as soon as possible to said disclosing party.

           11.1.4. CONFIDENTIAL INFORMATION shall be kept secret strictly not only during Validity Term of this Agreement but also even after the expiration or the termination thereof regardless of other Articles herein.

           11.1.5. Disclosure by laws, regulations or governmental orders shall not be deemed to constitute a violation hereof.

           11.1.6. The obligation herein shall not apply to any information which:

                   11.1.6.1. is already in the public domain or becomes
                             available to the public through no breach of the Agreement by receiving party.

                   11.1.6.2. Was the possession of receiving party prior to
                             receipt from disclosing party.

                   11.1.6.3. Is received by receiving party independently from a third party free to disclose such information to said receiving party.

                   11.1.6.4. Is subsequently independently developed by
                             receiving party.
           11.1.7. Receiving party shall have the written burden of proving the existence or availability of any of the exceptions set out in this Article.

12.  Arbitration

     12.1. Binding Arbitration

           12.1.1. Unless otherwise provided in this Agreement, any controversy or claim, whether based on tort, contract or legal theory (including, but not limited to, a claim of fraud or misrepresentation) arising out of or related to this Agreement shall be resolved by arbitration pursuant to this Paragraph and the then current rules and supervision of the American Arbitration Association as modified herein, The duty to arbitrate shall extend to any officer, employee, agent or subsidiary making or defending a claim that would otherwise be arbitrable.

           12.1.2. The arbitration shall be held in Los Angeles, CA before a single arbitrator who is knowledgeable in the embedded software industry. The arbitrator must be selected within 14 days after the claim for arbitration is filed. The arbitrator must hold a preliminary hearing within 14 days after he or she is selected. Discovery must be conducted and concluded not later than 90 days after the preliminary hearing concludes. The arbitration hearing must commence no later than 30 days after discovery concludes and must conclude not later than 21 days thereafter. The arbitration hearing shall run from 8:00 A.M. to 12:00 P.M. and 1:30 P.M. to 4:30 P.M. each day with one morning beak and one afternoon break not to exceed 15 minutes each and, except for Sundays and holidays, shall run day-to-day until concluded. The arbitrator shall render his or her decision within 10 days after the conclusion of the arbitration proceeding.

           12.1.3. The parties must use reasonable best efforts to meet the foregoing time schedule, and the arbitrator shall have the right to impose appropriate sanctions against any party who fails to comply with the agreed upon time schedule. The arbitrator shall not have the poser to unilaterally modify the foregoing time schedule. The parties may stipulate in writing to modify the agreed upon time schedule subject to the arbitrator's approval.

           12.1.4. The arbitrator's decision and award shall be a final and binding judgment and may be entered in any court having jurisdiction. The arbitrator shall not have the power to award

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                    punitive or exemplary damages. Issues of arbitrability
                    shall be determined in accordance with the federal substantive and procedural laws relating to arbitration: all other aspects shall be interpreted in accordance with the laws of the State of California. California Rules of Evidence shall apply. The arbitrator shall be required to conform to California case and statutory law. Either party appeal the arbitrator's decision on any legal ground(s).

           12.1.5. The prevailing party shall be entitled to an award of its attorneys fees associated with the arbitration and any other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association.

           12.1.6. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings must pay all associated costs, expenses and attorneys fees reasonably incurred by the other party. If any portion of this Section 12 is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of the Paragraph.

           12.1.7.  The following disputes shall not be subject to arbitration:
                    (a) any dispute involving infringement of and title to PEERLESS' intellectual property; b) any dispute involving immediate termination of this Agreement; c) any dispute involving enforcement of the confidentiality provisions set forth in this Agreement; d) any dispute in which any party seeks an award of compensatory damages exceeding $500,000.00; e) any judicial proceeding in equity seeking temporary retraining orders, preliminary injunctions or other interlocutory relief; and f) any dispute involving the provisions in Section 8 herein.

            12.1.8. Equitable Relief. It is understood and agreed that one party's remedies at law for a breach by the other party of its obligations under may be inadequate. Notwithstanding any other provisions of this Agreement, the parties shall, in the event of any such breach, be entitled to equitable relief by a court of law (including without limitation injunctive relief and specific performance) without a requirement to post a bond, in addition to all other remedies provided under this Agreement or available to the parties at law or otherwise.

13.  Miscellaneous

     13.1. Sub-Contracts

          13.1.1. The work may be performed, in whole or in part, by third parties selected by PEERLESS.

          13.1.2. In the event of an accident, a strike or the like that may cause any hindrance to supply PRODUCTS to MARUBUN happens relating such subcontract, PEERLESS shall inform thereof to MARUBUN immediately and comply with MARUBUN's instructions.

     13.2. Governing Law

          13.2.1. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of California without giving effect to its conflicts of laws principles. Any action or proceeding brought by MARUBUN or PEERLESS against the other arising out of or related to this Agreement shall be brought in a state or federal court of competent jurisdiction located in the County of Los Angeles, State of California, and MARUBUN hereby submits knowingly to the in personam jurisdiction of such courts for purposes of any such action or proceeding. The parties agree that the International Regimes, including but not limited to the United Nations Convention On Contracts For the International Sale of Goods, and Supernational Regimes, including but not limited to NAFTA, shall not apply to this Agreement or the Addenda thereto.

     13.3. Transfer

          13.3.1. Neither party shall transfer or give as a security the rights or obligations stemming from this Agreement or position herein partly or entirely to any third party(s) without obtaining the other party's consent in writing in advance.

     13.4 Force Majeure

          13.4.1. Neither party hereto shall be liable to the other party for failure to perform its obligations hereunder due to the occurrence of any event beyond the reasonable control of such party and affecting its performance such as including, without limitation, governmental

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                    regulations or orders, outbreak of a state of emergency,
                    acts of God, war, hostilities, civil commotion, riots, epidemics, fire, strikes, lockout or any other similar cause or causes (hereinafter referred to as "FORCE MAJEURE").

          13.4.2. The party so affected shall make its best efforts to avoid or remove such causes of non-fulfillment and shall continue fulfillment hereunder without delay whenever such causes are removed.

     13.5. Trademarks

          13.5.1. Nothing in this Agreement grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in connection with any product, prototype, service, promotion, publication or publicity without prior written approval of the other party of trademark owner.

     13.6. Offsets

          13.6.1. In case either PEERLESS or MARUBUN has credit and debt at the same time to the other party. Such credit may be offset against the debt with written notice if possible pursuant to the law.

     13.7. Validity Term

          13.7.1. Validity Term of this Agreement shall be on (1) year from and including the date of which the Agreement becomes effective.

          13.7.2. Unless either party proposes a non-extension of this Agreement to the other party with a prior written notice at lease three (3) months before the expiration date, this Agreement shall be extended for another one (1) year automatically. Any further extension of this Agreement shall be made upon the said procedure.

          13.7.3. The provision of Warranty as stipulated in Section 7 herein, the provision of Indemnity as stipulated in Paragraph 9.2 herein, a the provision of Validity Term as stipulated in this Article shall survive the expiration or termination of this Agreement and the provision of Intellectual Property as stipulated in Paragraph 9.1 herein, shall survive the expiration the termination of this Agreement for its own period and the provision of Secrecy as stipulated in Article shall survive expiration or termination of this Agreement for 5 years from the aforementioned expiration termination.

          13.7.4. Even when this Agreement expires, any INDIVIDUAL RELEASE, of which fulfillment date is beyond expiration date shall survive this Agreement until the date of its final fulfillment unless otherwise agreed by the parties in writing.

     13.8. Specified Change

          13.8.1. MARUBUN may request engineering-change in PRODUCTS and/or specification-change thereof which need(s) modification on design of PRODUCTS. PEERLESS shall make its best effort to meet said request. Both parties shall in good faith negotiate the cost, delivery date, etc., whichever may occur therefrom.

          13.8.2. PEERLESS shall obtain prior written approval from MARUBUN before making any change in design, material manufacture process of PRODUCTS or any other matters that may affect the specification, quality level and/or reliability of PRODUCTS.

     13.9. Offer of Data

          13.9.1. PEERLESS, in case requested MARUBUN, shall furnish MARUBUN with specification. Drawings and other technical data or PRODUCTS in order to facilitate the use and application of PRODUCTS by MARUBUN at the expense of PEERLESS, PEERLESS agrees to advise MARUBUN of any updated information relative to PRODUCTS with timely notifications in writing. Any such date furnished by PEERLESS shall be subject to a Confidential Disclosure Agreement and a site license negotiated between the parties.

     13.10.         Notices

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MARUBUN/PEERLESS Supplier/Distribution Agreement


          13.10.1. Any notice required or permitted to be given under this Agreement shall be given in writing (including facsimile and telephone) and shall be addressed to the nominated address shown below.

     13.11.         Modification

          13.11.1. A writing duly signed by the authorized representatives of both parties can only change this Agreement.

     13.12.         Language

          13.12.1. All the communications, documents and/or any records for mutual understanding with regard to the Agreement and INDIVIDUAL RELEASE shall be provided in English.

     13.13.         Duties

          13.13.1. Either party shall not assume any role other than stipulated herein and consequently is not vested with rights and/or duties stemming from what is not stipulated herein.

     13.14.         Entirety

          13.14.1. This Agreement and the Addenda hereto as well as the Mutual Confidential Disclosure Agreement between the PEERLESS and MARUBUN, dated December 14, 1999, as amended, constitute the exclusive statement of the Agreement between PEERLESS and MARUBUN concerning the subject matter hereof. All other prior agreements, arrangements or understandings, oral or written, relating to the subject matter hereto are merged into and are superseded by the terms of this Agreement. Without limiting the foregoing, the pre-printed portions of a purchase order or any other document submitted by MARUBUN in connection with an order shall not add to or vary the terms of this Agreement.


MARUBUN CORPORATION                     PEERLESS SYSTEMS CORPORATION

By: /s/ Takanori Oshima                 By: /s/ Cary A. Kimmel
   -------------------------               -------------------------
   (Authorized Signature)                  (Authorized Signature)
Name:  Takanori Oshima                  Name: Cary A. Kimmel
Title: Senior Vice President            Title: Director of Business Development
Components & Materials Group
Date: December 14, 1999                 Date:  December 14, 1999


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

                                 ATTACHMENT A

                            Detailed Pricing Terms

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                                 ATTACHMENT B

                            Detailed Pricing Terms

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